FORM 8-K
                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                        April 21, 2005 (April 21, 2005)

                           Trimble Navigation Limited
             (Exact name of registrant as specified in its charter)

                                   California
                 (State or other jurisdiction of incorporation)

                                     0-18645
                            (Commission File Number)

                                   94-2802192
                             (IRS Employer I.D. No.)

                         749 N. Mary Ave. Sunnyvale, CA
                    (Address of principal executive offices)

                                      94085
                                   (Zip Code)
       Registrant's telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

          Cash Bonus Plan

          On April 15, 2005, the Board of Directors of Trimble Navigation Limited ("the Company"), taking into account the recommendation of the Compensation Committee, approved a cash bonus plan for the 2005 fiscal year. The Company's CEO, all other executive officers and a number of other senior-level employees are eligible participants in the Plan. Bonuses to participants will be based upon the achievement of operating income, as adjusted by an asset charge, with minimum thresholds for revenue and operating income as a percentage of revenue. Target payouts range from 10% to 70% of base annual salary. Bonus payments for 2005 could be up to 300% of each participant's target. Payments are made on a quarterly basis, 10% of target each quarter and the remainder after the close of the fiscal year.

           Amendment to Nonqualified Deferred Compensation Plan

           On April 15, 2005, the Board of Directors approved an amendment to and restatement of the Company's nonqualified Deferred Compensation Plan (the "Plan"). The Plan was amended to conform to certain changes in the recently enacted federal legislation affecting nonqualified deferred compensation, which was included in The American Jobs Creation Act of 2004. The restated Plan also includes more detailed and comprehensive administrative provisions. The Board of Directors appointed a committee to administer the Plan, consisting of the Company's Chief Financial Officer, General Counsel and Vice President of Human Resources.


Item 2.02. Results of Operations and Financial Condition.

On April 21, 2005, the Company announced its financial results for the quarter ended April 1, 2005. A copy of the press release dated April 21, 2005 relating to this announcement is furnished as Exhibit 99.1.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             TRIMBLE NAVIGATION LIMITED
                                             a California corporation


         Dated: April 21, 2005               /s/ Irwin Kwatek
                                             ----------------
                                             Irwin Kwatek
                                             Vice President



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                                  EXHIBIT INDEX
                           Exhibit Number Description

10.1 Trimble Navigation Limited 2005 Management Incentive Plan Description
99.1 Text of Company Press Release dated April 21, 2005